Exhibit 99.1

Vanguard Natural Resources, LLC Announces Additions to Its Board of Directors

HOUSTON--(BUSINESS WIRE)--Vanguard Natural Resources, LLC (NYSE Arca:VNR)(the “Company”) today announced that its Board of Directors (the “Board”) has, effective as of February 28, 2008, elected John R. McGoldrick, Loren Singletary and Bruce W. McCullough to the Board as independent directors.

Scott W. Smith, President and Chief Executive Officer, commented, “We are pleased to welcome these proven oil and gas executives to the Board as independent directors. Their combined experience of over sixty years in the upstream exploration and production sector is a great resource for our Company and we look forward to their contributions going forward.”

Following is a brief biography of each new board member.

John R. McGoldrick is currently a director and Executive Chairman of Caza Oil & Gas, Inc., a public company listed on the AIM and Toronto stock exchange. Prior to his current position, he was President of Falcon Bay Energy LLC, an independent oil and gas company with operations in Texas and South Louisiana. Prior to that, Mr. McGoldrick was employed by Enterprise Oil plc in a number of senior management positions, including President of Enterprise Oil Gulf of Mexico Inc. from August 2000 to October 2002.

Mr. McGoldrick will be Chairman of the Compensation Committee and a member of the Nominating and Governance, and Conflicts Committees.

Loren Singletary is currently Vice President of Global Corporate Accounts for National Oilwell Varco (NYSE: NOV), a 24 billion dollar market cap oilfield service company. Prior to his current position, Mr. Singletary was a founder and President of LSI Interests, Ltd., an oilfield service company that was acquired by National Oilwell in 2003. In addition to his vast experience in the oilfield service sector, Mr. Singletary has also been involved in the upstream E&P sector, both onshore and offshore, as a private investor for the past 20 years.

Mr. Singletary will be Chairman of the Conflicts Committee and a member of the Audit and Compensation Committees.

Bruce W. McCullough is currently President and Chief Executive Officer of Huntingdon Energy Corp., an independent exploration and production company that, since 1986, has been involved in exploration and production activities in the Appalachian basin, East Texas, Mid-Continent and the Gulf Coast. Prior to forming Huntingdon, Mr. McCullough held senior management positions with Pool Offshore, a Houston-based oil field service company.

Mr. McCullough will be Chairman of the Nominating and Governance Committee and a member of the Audit and Compensation committees.

Vanguard Natural Resources, LLC is a publicly-traded partnership focused on acquiring, producing and developing oil and natural gas properties.

Forward-Looking Statements

Certain of the statements included in this press release, which express a belief, expectation or intention, as well as those regarding future financial performance or results, or which are not historical facts, are “forward-looking” statements as that term is defined in the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The words “expect,” “plan,” “believe,” “anticipate,” “project,” “estimate,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance or events and such statements involve a number of risks, uncertainties and assumptions, including but not limited to industry conditions, prices of crude oil and natural gas, regulatory changes, general economic conditions, interest rates, competition, and other factors. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

CONTACT:
Vanguard Natural Resources, LLC
Investor Relations
Richard Robert, EVP and CFO, 832-327-2258
investorrelations@vnrllc.com